UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Jet.AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of principal executive offices)

(Registrant’s telephone number, including area code) (702) 747-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2026, Jet.AI Inc. (the “Company”), Hexstone Capital, LLC (“Hexstone”), and Ionic Ventures, LLC (together with Hexstone, the “Investors” and the Investors together with the Company, the “Parties”) entered into a letter agreement (the “Letter Agreement”) setting forth certain understandings and agreements among the Company and the Investors related to that certain Securities Purchase Agreement dated March 28, 2024 (the “SPA”), and the documents and agreements entered into by the Parties in connection therewith.

Concurrent with the execution of the Letter Agreement, the holder of the Company’s Series B convertible preferred stock elected to convert all of the Company’s remaining outstanding shares of Series B convertible preferred stock in full. This means that the Investors have fully exercised the warrant which was issued pursuant to the SPA and have converted all of the shares of Series B convertible preferred stock underlying the warrant.

Pursuant to the Letter Agreement, the Investors agreed to refrain from taking certain action to protect their legal rights under the SPA, and the related documents and agreements among the Parties, as further described in the Letter Agreement. As consideration for the consent of the Investors, pursuant to Section 8(d) of the Company’s Certificate of Designation for the Series B Convertible Preferred Stock, the Parties agreed to change the conversion price of the Series B convertible preferred stock to be equal to the lowest trading price of the Company’s common stock in the ten trading days prior to the date the shares of Series B convertible preferred stock were converted.

Except as described above, the rights and preferences of the Series B convertible preferred stock, which have been described in various reports previously filed by the Company with the SEC, did not change.

The above summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated January 16, 2026, by and among Jet.AI Inc., Hexstone Capital, LLC, and Ionic Ventures, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

By:	/s/ George Murnane
George Murnane
Interim Chief Financial Officer

January 20, 2026